HEALTHIER CHOICES MANAGEMENT CORP. FILES REGISTRATION STATEMENT FOR RIGHTS OFFERING EXCLUSIVELY FOR ITS STOCKHOLDERS

HOLLYWOOD, FL, April 20, 2021 / (GLOBE NEWSWIRE)/ -- Healthier Choices Management Corp. (OTC Pink: HCMC) today announced that it filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) for a Rights Offering to its stockholders. Jeffrey Holman, the CEO of HCMC, released the following letter to HCMC’s stockholders in connection with the Rights Offering:

Dear Valued Shareholders,

First and foremost, on behalf of the Board of Directors, our Executive staff, and everyone at Healthier Choices Management Corp. (the “Company” or “HCMC”), I would like to take this opportunity to thank our valued shareholders for their support through the years, and also to welcome all of our more recent shareholders. Worth mentioning is that our shareholder count is now at an all-time high, and presently sits at over 400,000 shareholders strong.
Additionally, I would like to publicly thank HCMC’s 124 employees who have risen to the occasion during the past year despite the unprecedented challenges associated with the pandemic.

Before I discuss the present Rights Offering to our shareholders, I would like to state clearly that this Rights Offering should not be confused with a reverse stock split. The Company is not pursuing a reverse stock split concurrently, or in conjunction with this Rights Offering. Please also note that in general, if the Company’s board of directors at some time in the future deemed it in the best interests of the Company and its shareholders to recommend a reverse split, it would have to send out a proxy to the common shareholders detailing its reasons. It would then need to be approved by shareholders owning over 50% of the common stock of the Company. Without this majority shareholder approval, no reverse stock split can occur.

Now onward to the Rights Offering. In order to finance the expansion and protection of our intellectual property and the Company’s various growth initiatives, HCMC will require additional funding. In an effort to achieve this funding in a potentially non-dilutive manner to current shareholders, our board has decided to move forward with a Rights Offering exclusively for our shareholders. This Rights Offering essentially allows our shareholders the ability to purchase our common stock directly from the Company at a discounted price. We hope to achieve our goal of raising capital and building a significant war chest, while offering you the right to participate, and not face the dilution that typically happens when a public company receives an investment from an investment fund or institutional investors.

The Company has retained Maxim Group LLC to act as its exclusive financial advisor and dealer-manager for this Rights Offering. Broadridge is being retained to act as the subscription agent.

The purpose of this Rights Offering is to raise equity capital in a cost-effective and potentially non-dilutive manner that provides all of our existing shareholders the opportunity to participate, purchase, and own up to approximately an additional 25% of the Company’s common stock. If fully subscribed, the Company will raise up to $100,000,000 in gross proceeds. The net proceeds will be used for general working capital purposes, including the protection of our intellectual property rights through litigation and other methods, funding future research and development for both our intellectual property suite and product offerings, and funding growth initiatives and expansion for our health food, vitamin and supplements, and vape segments, both online and in brick and mortar stores. The Company’s board believes that in order to move forward with the Company’s above initiatives, and efforts to attain its goal of raising shareholder value, the Company requires additional capital and that this Rights Offering is the most favorable way to our shareholders to achieve these goals. Again, for purposes of clarity, this is not a reverse split, and management is not asking you to vote on a reverse split as part of, or concurrently with this offering.

Although the full details of the Rights Offering have been included in a prospectus filed this morning with the SEC, I will attempt here to break down some of the most important bullet points associated with this Rights Offering. This is meant only as an overview and you need to read the entire prospectus before making any investment in HCMC.

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For every 4 shares of common stock that you own, you will be entitled to purchase 1 share of common stock directly from the Company at a discounted price. This right is referenced to as a “basic right.”

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The purchase price will be a 25% discount to the volume-weighted average (VWAP) of the sales prices of our shares of common stock on the OTC Pink Sheets for the five consecutive trading days ending on the expiration date of the offering. This price is called the “Actual Subscription Price.” So, by way of example, if the VWAP as described above is $0.0016, your discounted Actual Subscription Price would be $0.0012 per share.

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After the Company has completed the process with the SEC, you will be given an estimated Subscription Price, which you will use when sending in your request for discounted shares. For example, if the estimated Subscription Price is $0.0012 and you wish to purchase 1,000,000 shares, you will send payment in the amount of $1,200.

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However, the total amount of shares that you will actually receive will be based upon the Actual Subscription Price once it is finalized at the expiration of the offering. So, using the example above, if you submit $1,200 based on the Estimated Subscription Price of $0.0012 and the Actual Subscription Price drops to $0.0010, you will receive 1,200,000 shares. If the Actual Subscription Price increases to $0.0014, you will receive 857,143 shares. However, in both cases you will be receiving a 25% discount to the VWAP as described above.

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You may attempt to oversubscribe, or buy more than your basic right under the Rights Offering, and your request will be filled on a pro-rata basis from any shares that were not purchased by other shareholders.

•	If you request to oversubscribe and you are not able to purchase the full amount, you will receive a refund for the amount of oversubscribed shares not sold to you.
•	If you fully exercise your entitled allotment of shares, you will not be diluted as a result of the Rights Offering.
•	If you oversubscribe and purchase these additional shares, you will actually increase your percentage of ownership in the Company.
•	If you decide not to subscribe at all, your amount of shares will NOT be reduced, but you will own less of the Company on a percentage basis and this will result in dilution.
•	Your right to purchase under this Rights Offering cannot be assigned or traded, has no value, and terminates if not used by the expiration of the Rights Offering.
The Rights Offering cannot commence until the Form S-1 registering the shares being sold is declared effective by the SEC. The SEC approval process for the Form S-1 typically takes anywhere from 20 to 90 days, so HCMC will update you when the Rights Offering commences. I again strongly encourage you to read the entire prospectus, which also contains a Questions & Answers section in the Form S-1. After the Form S-1 is declared effective by the SEC, if you have any questions regarding this offering, completion of the subscription certificate or any other subscription documents or submitting payment in the offering, please contact Broadridge Corporate Issuer Solutions, Inc. by telephone at (855) 793-5068 or by email at shareholder@broadridge.com.

Please continue to read all of our filings and press releases for the most recent information available about the Company. On behalf of everyone at HCMC, I again thank you for your continued support and I hope that you will participate in the opportunity in the Rights Offering reserved exclusively for our shareholders.

Sincerely and with best wishes,

Jeff

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. When available, a copy of the prospectus may be obtained free of charge at the website maintained by the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offer, if at all, will be made only by means of a prospectus forming a part of the registration statement.

About Healthier Choices Management Corp.

Healthier Choices Management Corp. (www.healthiercmc.com) is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiary HCMC Intellectual Property Holdings, LLC, the Company manages and intends to expand on its intellectual property portfolio. The Company currently operates eight retail vape stores in the Southeast region of the United States, through which it offers e-liquids, vaporizers and related products. The Company also operates Ada’s Natural Market, a natural and organic grocery store, through its wholly owned subsidiary Healthy Choice Markets, Inc. and Paradise Health and Nutrition, stores that offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items through its wholly owned subsidiary Healthy Choice Markets 2, LLC. The Company also sells vitamins and supplements on its website TheVitaminStore.com. The Company markets its Q-Cup™ technology under the vape segment. This patented technology is based on a small, quartz cup called the Q-Cup™, which a customer can purchase already filled by a third party in some regions, or can partially fill themselves with either cannabis or CBD concentrate (approximately 50mg), also purchased from a third party. The Q-Cup™ can then be inserted into the patented Q-Unit™, which heats the cup from the outside without coming in direct contact with the solid concentrate. This Q-Cup™ and Q-Unit™ technology provides significantly more efficiency and an “on the go” solution for consumers who prefer to vape concentrates either medicinally or recreationally. The Q-Cup™ can also be used in other devices as a convenient micro-dosing system.

Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our wholesale distribution operations. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.

Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the SEC.

Contact Information:
Healthier Choices Management Corp.
3800 North 28th Way, #1
Hollywood, FL 33020
Office: 305-600-5004 / Fax: 954-272-7773